PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended June 30, 2011

NEW YORK, NY -- (Marketwire - August 04, 2011) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) or "we," "our," "us" or "Company" today announces financial results for its third fiscal quarter ended June 30, 2011.

HIGHLIGHTS
For the Period from March 4, 2011 (Commencement of
 Operations) to June 30, 2011
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio                     $    87.3
Net assets                               $    96.3
Net asset value per share                $   14.06
Credit facility availability             $   100.0

Yield on debt investments at period-end        8.0%

Operating Results:
  GAAP net investment loss per share                              $ (0.13)
  Debt issuance costs per share                                   $  0.20
  Core net investment income per share                            $  0.07(1)
  Net investment loss                                             $  (0.9)
  Distribution declared per share for June                        $  0.05
  Distribution declared per share for July                        $  0.06
  Distribution declared per share for August                      $  0.07

Portfolio Activity:
  Purchases of long-term investments                              $ 114.8
  Sales and repayments of long-term investments                   $  27.8

  Number of new portfolio companies invested                           38
  Number of portfolio companies at end of period                       28

(1) Core net investment income is a non-GAAP financial measure which excludes one time charges primarily related to our credit facility which are amortized for tax purposes. The Company believes that core net investment income provides useful information to investors regarding financial performance because it is one method the Company uses to measure its taxable financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON AUGUST 5, 2011

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Friday, August 5, 2011 to discuss the quarterly financial results. All interested parties are welcome to participate. You can access the conference call by dialing (800) 946-0708 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2138. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through August 19, 2011 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #8948995.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2011, our portfolio totaled $87.3 million and consisted of $77.4 million of senior secured loans, $8.4 million of second lien secured debt and $1.5 million of subordinated debt investments.

As of June 30, 2011, our overall portfolio consisted of 28 companies with an average investment size of $3.1 million, a weighted average yield on debt investments of 8.0%, and was invested 89% in senior secured loans, 9% in second lien secured debt and 2% in subordinated debt investments.

For the period from March 4, 2011 (Commencement of Operations) to June 30, 2011, we invested $114.8 million in 38 new portfolio companies with a weighted average yield on debt investments of 7.5%. Sales and repayments of investments for the period March 4, 2011 (Commencement of Operations) to June 30, 2011 totaled $27.8 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the period March 4, 2011 (Commencement of Operations) to June 30, 2011.

Investment Income
Investment income for the period from March 4, 2011 (Commencement of Operations) to June 30, 2011 was $0.9 million, and was primarily attributable to senior secured loans.

Expenses
Expenses for the period from March 4, 2011 (Commencement of Operations) to June 30, 2011, totaled $1.8 million. Base management fee for the same period totaled $0.1 million, accrued performance-based incentive fees totaled approximately $0.1 million (none of which is currently payable), non-recurring costs associated with the origination of our credit facility totaled $1.3 million, and general and administrative expenses totaled $0.3 million.

Net Investment Income/Loss
GAAP net investment loss totaled $0.9 million, or $0.13 per share, for the period from March 4, 2011 (Commencement of Operations) to June 30, 2011. Core net investment income totaled $0.5 million, or $0.07 per share for the same period. Core net investment income is a non-GAAP financial measure which excludes one time charges primarily related to our credit facility which are amortized for tax purposes. The Company believes that core net investment income provides useful information to investors regarding financial performance because it is one method the Company uses to measure its taxable financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Net Realized Gains
Sales and repayments of investments for the period from March 4, 2011 (Commencement of Operations) to June 30, 2011 totaled $27.8 million and realized gains totaled $0.3 million.

Net Unrealized Depreciation on Investments
For the period from March 4, 2011 (Commencement of Operations) to June 30, 2011, our investments had a net unrealized depreciation of approximately $0.1 million.

Net Decrease in Net Assets Resulting from Operations
Net decrease in net assets resulting from operations totaled $0.7 million, or $0.10 per share, for the period from March 4, 2011 (Commencement of Operations) to June 30, 2011.

LIQUIDITY AND CAPITAL RESOURCES
Our liquidity and capital resources are derived from proceeds of our initial public offering, our credit facility, and cash flows from operations, including investment sales and income earned. Our primary use of funds from operations included investments in portfolio companies and other operating expenses we incurred. We used, and expect to continue to use these capital resources and from public offerings of securities and our credit facility to finance our investment objective.

On June 23, 2011, PennantPark Floating Rate Funding I, LLC, a wholly owned subsidiary of the Company, entered into a five-year $100.0 million senior secured revolving credit facility with SunTrust Robinson Humphrey, Inc., as administrative agent. The credit facility contains an accordion feature whereby it can be expanded to $600.0 million. During the credit facility's first three years, the revolving period, it bears interest at the LIBOR plus 225 basis points, and after the revolving period, the rate sets to LIBOR plus 425 basis points for the remaining two years.

As of June 30, 2011, we had cash equivalents of approximately $10.5 million and $100.0 million of unused borrowing capacity under our Credit Facility.

For the period March 4, 2011 (Commencement of Operations) to June 30, 2011, we generated operating cash flows primarily from interest earned on debt investments and dispositions of investments. Our primary use of funds from operations during the same period consisted of investments in portfolio companies, payments of fees, and other operating expenses we incurred. Our operating activities used cash of $86.9 million for the period March 4, 2011 (Commencement of Operations) to June 30, 2011, and our financing activities provided cash of $97.3 million for the same period, primarily from our common stock offering.

DISTRIBUTIONS

For the period from March 4, 2011 (Commencement of Operations) to June 30, 2011, we declared distributions of $0.05 per share, for total distributions of $0.3 million. Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in its periodic report filed with the SEC.

For July and August 2011, we declared a dividend of $0.06 and $0.07 per share, respectively.

AVAILABLE INFORMATION
The Company makes available on its website its report on Form 10-Q filed with the Securities Exchange Commission and stockholders may find the report on our website at www.pennantpark.com.

            PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
              CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES
                                 (Unaudited)

                                                              June 30, 2011
                                                              -------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments, at fair value
   (cost -- $87,345,961)                                      $  87,273,617
Cash equivalents                                                 10,451,169
Interest receivable                                                 646,069
Receivable for investments sold                                   4,509,438
Prepaid expenses and other assets                                   226,703
                                                              -------------
      Total assets                                              103,106,996
                                                              =============
Liabilities
Distributions payable                                               342,533
Payable for investments purchased                                 5,773,125
Management fee payable                                               99,001
Performance-based incentive fee payable                              43,865
Accrued expenses                                                    544,933
                                                              -------------
      Total liabilities                                           6,803,457
                                                              =============
Net Assets
Common stock, 6,850,667 shares are issued and outstanding.
 Par value is $0.001 per share and 100,000,000 shares are
 authorized.                                                          6,851
Paid-in capital in excess of par value                           97,303,202
Undistributed net investment loss                                (1,225,839)
Accumulated net realized gain on investments                        291,669
Net unrealized depreciation on investments                          (72,344)
                                                              -------------
      Total net assets                                        $  96,303,539
                                                              =============
      Total liabilities and net assets                        $ 103,106,996
                                                              =============
Net asset value per share                                     $       14.06
                                                              =============

            PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
                    CONSOLIDATED STATEMENT OF OPERATIONS
                                 (Unaudited)

                                                            For the period
                                                             from March 4,
                                                                 2011
                                                             (Commencement
                                                            of Operations)
                                                              to June 30,
                                                                 2011

Investment income:
From non-controlled, non-affiliated investments:
    Interest                                                $      898,719
                                                            --------------
Expenses:
    Base management fee                                             99,001
    Performance-based incentive fee                                 43,865
    Administrative services expenses                                84,749
    Other general and administrative expenses                      218,675
                                                            --------------
    Total expenses before debt issuance costs                      446,290
    Debt issuance costs                                          1,335,735
                                                            --------------
    Total expenses                                               1,782,025
                                                            --------------
    Net investment loss                                           (883,306)
                                                            --------------

Realized and unrealized gain (loss) on investments:
Net realized gain on non-controlled, non-affiliated
 investments                                                       291,669
Net unrealized (depreciation) on:
    Non-controlled, non-affiliated investments                     (72,344)
                                                            --------------
Net realized and unrealized gain from investments                  219,325
                                                            --------------

Net decrease in net assets resulting from operations        $     (663,981)
                                                            ==============

Net decrease in net assets resulting from operations per
 common share                                               $        (0.10)
Net investment loss per common share                        $        (0.13)

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com